                                                                    EXHIBIT 99.3

(IMAX LOGO)

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450


                     IMAX CORPORATION MODIFIES TENDER OFFER

TORONTO, CANADA - NOVEMBER 19, 2003 -- IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today announced that it has modified its offer to purchase all of its outstanding $152.8 million principal amount of 7 7/8 % Senior Notes due 2005.

Under the terms of the revised tender offer, the total consideration to be paid to holders that tender their Senior Notes and deliver their consents prior to 12:01 a.m., New York City time, on the extended consent date, December 4, 2003, will be equal to $1,025 per $1,000 principal amount of the Senior Notes, which includes an increased consent payment of $7.81 per $1,000 principal amount of the Senior Notes. Holders that tender their Senior Notes after 12:01 a.m. on December 4, 2003, and prior to the expiration of the tender offer, will receive $1,017.19 per $1,000 principal amount of the Senior Notes.

The tender offer will expire at 9:00 a.m., New York City time, on December 18, 2003, unless extended or earlier terminated by IMAX Corporation. IMAX Corporation intends to redeem all Senior Notes not tendered and accepted for payment shortly after the expiration or termination of the tender offer at a redemption price of $1,019.69 for each $1,000 principal amount of the Senior Notes, plus accrued and unpaid interest to, but not including, the redemption date.

Information regarding the pricing, tender and delivery procedures and conditions of the tender offer and consent solicitation is contained in the Offer to Purchase and Consent Solicitation Statement dated November 12, 2003, and related documents. Copies of these documents can be obtained by contacting MacKenzie Partners, Inc., the information agent, at (800) 322-2885 (toll free) or (212) 929-5500 (collect). Credit Suisse First Boston is the exclusive dealer manager and solicitation agent. Additional information concerning the terms and conditions of the tender offer and consent solicitation may be obtained by contacting Credit Suisse First Boston at (800) 820-1653 (toll free) or (212) 325-3175 (collect) or (416) 352-4506 (Canadian residents collect).

Earlier today, IMAX Corporation announced that it had signed a purchase agreement for the sale, on a private placement basis, in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and in certain Canadian provinces, of $160 million in aggregate principal amount of 9 5/8% senior notes with a maturity of December 1, 2010. IMAX Corporation intends to use the proceeds of this offering to pay the consideration under this tender offer and consent solicitation. The tender offer is conditional on the completion of this offering. These notes have not been, and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                       ###

For additional information please contact:


  MEDIA:                                 ANALYSTS:
  IMAX CORPORATION, New York             IMAX CORPORATION, New York
  Romi Schutzer                          Jennifer Gery
  212-821-0144                           212-821-0144
  rschutzer@imax.com                     jgery@imax.com

  ENTERTAINMENT MEDIA:                   BUSINESS MEDIA:
  Newman & Company, Los Angeles          Sloane & Company, New York
  Al Newman                              Whit Clay
  818-784-2130                           212-446-1864
  asn@newman-co.com                      wclay@sloanepr.com